SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

Verso Technologies, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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VERSO TECHNOLOGIES, INC.

400 Galleria Parkway, Suite 300
Atlanta, Georgia 30339

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On December 5, 2002

To the Shareholders of Verso Technologies, Inc.:

      Notice is hereby given that the Annual Meeting of Shareholders (together with any adjournments or postponements thereof, the “Meeting”) of Verso Technologies, Inc., a Minnesota corporation (the “Company”), will be held at 9:00 a.m., local time, on Thursday, December 5, 2002, at The Georgian Club, located at 100 Galleria Parkway, Atlanta, Georgia 30339, for the purpose of considering and voting upon the following matters:

(1) to elect a board of eight directors to serve until the Company’s next annual meeting of shareholders and until their successors are elected and qualified; and

(2) to transact such other business as may properly come before the Meeting.

      These items are more fully described in the accompanying Proxy Statement, which is hereby made a part of this Notice of Annual Meeting of Shareholders.

      The Board of Directors of the Company has fixed the close of business on October 11, 2002, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting.

      A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 (the “Annual Report”) is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this Notice.

By Order of the Board of Directors

STEVEN A. ODOM
Chairman of the Board and
Chief Executive Officer

Atlanta, Georgia

November 7, 2002

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE-PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST BRING TO THE MEETING A LETTER FROM THE BROKER, BANK OR OTHER NOMINEE CONFIRMING YOUR BENEFICIAL OWNERSHIP OF THE SHARES. ADDITIONALLY, IN ORDER TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held On December 5, 2002
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS OF
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
MANAGEMENT OF THE COMPANY
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT PUBLIC ACCOUNTANTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ANNUAL REPORT
OTHER MATTERS
SHAREHOLDER PROPOSALS
APPENDIX A

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS OF

VERSO TECHNOLOGIES, INC.

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      This Proxy Statement (the “Proxy Statement”) and the accompanying form of proxy are being furnished to the shareholders of Verso Technologies, Inc., a Minnesota corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) from holders of the Company’s outstanding common stock, $0.01 par value per share (the “Common Stock”), for use at the Annual Meeting of Shareholders of the Company (together with any adjournments or postponements thereof, the “Meeting”) to be held at 9:00 a.m., local time, on Thursday, December 5, 2002, at The Georgian Club, located at 100 Galleria Parkway, Atlanta, Georgia 30339. This Proxy Statement, the accompanying form of proxy and the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 (the “Annual Report”) are expected to be mailed to shareholders of the Company on or about November 7, 2002.

Solicitation of Proxies

      The expense of this solicitation will be borne by the Company. In addition to the use of the mail, solicitation may be made in person or by telephone or otherwise by the Company’s directors, officers and employees. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed by the Company for their reasonable expenses incurred in sending proxy materials to beneficial owners. The Company’s directors, officers and employees will not be additionally compensated for their solicitation but may be reimbursed for their out-of-pocket expenses.

Voting Rights and Outstanding Shares

      Only shareholders of record as of the close of business on October 11, 2002 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting. All shareholders of Common Stock are entitled to cast one vote per share held as of the Record Date on each proposal considered at the Meeting.

      As of the Record Date, there were 79,049,827 shares of Common Stock outstanding and entitled to vote.

Quorum and Vote Required

      The presence at the Meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock as of the Record Date will constitute a quorum for transacting business at the Meeting. Provided a quorum is present at the Meeting, directors will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Meeting, meaning that the eight nominees receiving the most votes will be elected as directors. If a quorum is not present at the Meeting, then it is expected that the Meeting will be adjourned or postponed to solicit additional proxies.

      All votes will be tabulated by the inspector of elections appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of votes cast with respect to a particular matter. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining the votes cast as to any particular proposal on which the broker has expressly not voted. Broker non-votes are proxies from brokers or nominees indicating that those persons have not received instructions from the beneficial owners as to certain proposals on which the beneficial owners are entitled to vote their shares but with respect to which the brokers or nominees have no discretionary voting power to vote without instructions. With respect to the election of directors, abstentions, broker non-votes and instructions to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes.

Revocability of Proxies

      The shares of Common Stock represented by proxy will be voted as instructed if received in time for the Meeting. If no instructions are indicated, then such shares will be voted in favor of (FOR) (i) each nominee for election as a director specified herein and (ii) in the discretion of the proxy holder as to any other matter that may properly come before the Meeting. Any person signing and mailing a proxy may, nevertheless, revoke it at any time before it is exercised by sending a written revocation notice or a new proxy to the Company or by attending in person and voting at the Meeting. Attendance at the Meeting, however, will not itself constitute the revocation of a proxy.

PROPOSAL 1

ELECTION OF DIRECTORS

      The Company’s Bylaws provide that the Board shall consist of not less than one director and not more than ten directors, with the actual number to be established by resolution of the Board. The Board has by resolution established the number of directors at ten. Except as set forth herein and in the Company’s Bylaws, vacancies on the Board and newly created directorships can generally be filled by a vote of a majority of the directors then in office.

      At the Meeting, shareholders are being asked to elect eight directors to serve until the Company’s next annual meeting of shareholders and until their successors are elected and qualified. Vacancies on the Board created by the resignations of Richard L. Mauro and Max E. Bobbitt on February 19, 2002, and May 1, 2002, respectively, have not yet been filled by the Board.

      It is intended that the shares represented by the enclosed proxy will be voted, unless authority is withheld, for the election to the Board of each of the nominees listed below. If any such nominee for any reason should not be available as a candidate for director, then votes will be cast pursuant to authority granted by the enclosed proxy for such other candidate or candidates as may be nominated by the management of the Company. The Board is unaware of a nominee who is unable to serve as a director or will decline to serve as a director, if elected.

      Set forth below is certain information as of the Record Date concerning the nominees for election as director of the Company. This information is based on information furnished to the Company by each nominee. Except as set forth below, each of the nominees has been engaged in his or her principal occupation during the past five years.

      Murali Anantharaman, age 45, has served as a director of the Company since November 16, 2001, the date the Company acquired Telemate.Net Software, Inc. (“Telemate”). Mr. Anantharaman also currently serves as a member of the Company’s audit committee (the “Audit Committee”). Mr. Anantharaman also served as a director of Telemate from October 1999 until November 2001. From July 1998 until the present, Mr. Anantharaman has served as a Managing Partner of LiveOak Equity Partners, L.P., a venture capital firm that makes equity investments in emerging growth companies in the information technology and healthcare sectors, which firm he co-founded in July 1998. From May 1987 to June 1998, Mr. Anantharaman was a partner in EGL Holdings, an Atlanta-based private equity investment firm. Mr. Anantharaman is also a director of several privately-held companies, including Magnet Communications, Chutney Technologies, KnowledgeStorm Inc., Vadum Technologies, ServiceCentral Technologies and Vigilar Inc.

      Gary H. Heck, age 58, has served as a director of the Company since September 2000. Mr. Heck also currently serves as a member of the Company’s compensation committee (the “Compensation Committee”). From January 2000 to September 2000, Mr. Heck served as a director of Cereus Technology Partners, Inc., which the Company acquired in September 2000 (“Cereus”). Mr. Heck has been a consultant since 1989, most recently serving as a Managing Partner and a co-founder of PacifiCom, a consulting services company. From 1987 until 1989, Mr. Heck was President and Chief Executive Officer of Telematics Products, Inc., a

telecommunications products company. From 1983 until 1987, he held various executive positions at Pacific Telesis Corporation, one of the nation’s largest Regional Bell Operating Companies, and completed his tenure as a corporate officer of several subsidiaries of Pacific Telesis and as Chief Executive Officer of PacTel Products Corporation. From 1977 until 1983, Mr. Heck was a Division Manager and District Manager at AT&T Corporation, where he was responsible for sales and marketing programs. From 1967 until 1977, Mr. Heck held various positions at Pacific Telephone & Telegraph.

      James M. Logsdon, age 56, has served as President, Chief Operating Officer and a director of the Company since September 2000. From January 2000 to September 2000, Mr. Logsdon also served as President, Chief Operating Officer and a director of Cereus. From January 1998 to January 2000, Mr. Logsdon served as Vice President and General Manager of Branch Operations — East for the Network Services division of GTE Corporation, a global telecommunications company. From January 1991 to December 1997, he served as GTE’s Vice President, Sales & Marketing — Commercial Markets.

      Amy L. Newmark, age 45, has served as a director of the Company since September 2000. Ms. Newmark also currently serves as a member of the Compensation Committee. From January 2000 to September 2000, Ms. Newmark served as a director of Cereus. Ms. Newmark is a private investor in the technology, Internet and telecommunications fields. From 1995 to 1997, she served as Executive Vice President of Strategic Planning at Winstar Communications, Inc. Prior to 1995, Ms. Newmark served as the general partner of Information Age Partners, LP, a hedge fund investing primarily in technology and emerging growth companies. Before that, she was a securities analyst specializing in telecommunications and technology companies. Ms. Newmark is also a director of U.S. Wireless Data, Inc. and ParkerVision, Inc.

      Steven A. Odom, age 49, has served as the Chief Executive Officer and a director of the Company since September 2000 and as the Chairman of the Board since December 2000. From January 2000 to September 2000, Mr. Odom served as the Chairman of the Board and the Chief Executive Officer of Cereus. From 1994 until June 1998, Mr. Odom served as Chief Executive Officer of World Access, Inc., a provider of voice, data and Internet products and services around the world (“World Access”). From June 1998 until June 1999, Mr. Odom also served as Chairman of the Board of World Access. From 1990 until 1994, Mr. Odom was a private investor in several companies, including World Access and its predecessor. From 1987 until 1990, he served as President of the PCS Division of Executone Information Systems in Atlanta, Georgia, a public company that manufactured and distributed telephone systems. From 1983 until 1987, Mr. Odom was Chairman and Chief Executive Officer of Data Contract Company, Inc., a manufacturer of telephone switching equipment and intelligent pay telephones. From 1974 until 1983, he served as the Executive Vice President of Instrument Repair Service, a private company co-founded by Mr. Odom in 1974 that repaired test instruments for local exchange carriers.

      Stephen E. Raville, age 55, has served as a director of the Company since October 1997. Mr. Raville also currently serves as the Chairman of the Audit Committee. Since 1996, Mr. Raville has served as Chief Executive Officer and Chairman of the Board of Telscape Communications, Inc. Mr. Raville is also President and controlling shareholder of First Southeastern Corporation, a private investment company he formed in 1992. In 1983, Mr. Raville founded TA Communications, a long-distance telephone company, and served as its President, Chief Executive Officer and Chairman of the Board. In 1985, in conjunction with a merger between TA Communications and Advanced Telecommunications Corporation, he became Chairman and Chief Executive Officer of Advanced Telecommunications until the merger of Advanced Telecommunications into MCI WorldCom, Inc. in late 1992.

      Juliet M. Reising, age 51, has served as Executive Vice President, Chief Financial Officer, Secretary and a director of the Company since September 2000. Ms. Reising also served as Executive Vice President, Chief Financial Officer and director of Cereus from March 2000 to September 2000. From February 1999 to March 2000, Ms. Reising served as Chief Financial Officer of MindSpring Enterprises, Inc., an Internet service provider that merged with EarthLink, Inc. in February 2000. From September 1998 to February 1999, Ms. Reising served as Chief Financial Officer of AvData, Inc., a network management services company acquired by ITC DeltaCom, Inc. in 1999. From September 1997 to September 1998, Ms. Reising served as Vice President and Chief Financial Officer for Composit Communications International, Inc., an international software development company. From August 1995 to September 1997, she served as Vice President and Chief Financial Officer of InterServ Services Corporation, which was merged with Aegis Communications, Inc. in 1997. Ms. Reising started her career with Ernst & Young LLP in Atlanta, Georgia, where she received her certified public accountant license.

      Joseph R. Wright, Jr., age 64, has served as a director of the Company since September 2000. Mr. Wright also currently serves as a member of the Audit Committee. From January 2000 to September 2000, Mr. Wright served as a director of Cereus. Mr. Wright is presently President and Chief Executive Officer of PanAmSat Inc., a provider of global satellite-based communications services, servicing news organizations, telecommunications companies, DirectTV services, Internet networks and others around the globe. In the six years prior to taking these positions in 2001, Mr. Wright served as Vice Chairman of Terremark Worldwide, Inc., a public company that develops and operates Network Access Point centers in the United States and Brazil. Mr. Wright also served as Chairman of the Board and director of GRC International, Inc., a public company that provides advanced Internet and software technologies to government and commercial customers (“GRC”). In March 2000, GRC was acquired by AT&T Corp. From 1989 through 1994, Mr. Wright also served as a Co-Chairman and a director of Baker & Taylor Holdings, Inc., an international book/video/software distribution and e-commerce company that is majority-owned by the Carlyle Group. Mr. Wright also served as Vice Chairman, Executive Vice President and director of W.R. Grace & Company, a specialty chemicals and healthcare company, Chairman of Grace Energy Company, and President of Grace Environmental Company. He served as Deputy Director, then Director, of the Federal Office of Management and Budget under President Reagan, serving in the Cabinet and the Executive Office of the President from 1982 to 1989. He also served as Deputy Secretary of the Department of Commerce from 1981 to 1982. Mr. Wright previously held positions as President of two of Citibank’s subsidiaries, as a partner of Booze Allen Hamilton and in various management and economic positions in the Federal Departments of Commerce and Agriculture. In addition, Mr. Wright currently serves on the Board of Directors of Terramark Worldwide, Inc., Titan Corporation, Baker & Taylor Holdings, Inc., Jefferson Consulting Group and the AT&T Washington Advisory Board.

      As a condition to completing the Company’s acquisition of Telemate, the Board was required to appoint, as of the effective time of such acquisition, two additional directors to serve on the Board who were selected by Telemate and reasonably acceptable to the Board. In satisfaction of such condition, the Board appointed Messrs. Anantharaman and Mauro as directors of the Company effective November 16, 2001, the date on which the Company acquired Telemate. Pursuant to the terms of the Telemate acquisition, until the 2004 annual meeting of the Company’s shareholders, any vacancy on the Board arising from the resignation, removal or death of Messrs. Anantharaman or Mauro is to be filled, and any nominee selected to fill a director position occupied by Messrs. Anantharaman or Mauro is to be nominated, by the remaining Telemate representative on the Board and approved by the Board. On February 19, 2002, Mr. Mauro resigned as a director of the Company.

      There are no family relationships among any of the executive officers or directors of the Company. Except as disclosed above, no arrangement or understanding exists between any director and any other person pursuant to which any director was selected to serve as a director. To the best of the Company’s knowledge, (i) there are no material proceedings to which any director of the Company is a party, or has a material interest, adverse to the Company, and (ii) there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any of the directors during the past five years.

      THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

MANAGEMENT OF THE COMPANY

Board of Directors, Board Committees and Meetings

      The Board is currently comprised of Messrs. Anantharaman, Heck, Logsdon, Odom, Raville and Wright, Ms. Newmark and Ms. Reising. The current directors shall serve as directors until the Meeting and until their successors are elected and qualified.

      The Company’s business and affairs are managed by the Board, which met three times during the year ended December 31, 2001, and took action by unanimous written consent 12 times during such time period. The Board has established a Compensation Committee and an Audit Committee. The Board has not established a separate committee of its members to nominate candidates for election as directors.

      The current members of the Compensation Committee are Ms. Newmark and Mr. Heck. The function of the Compensation Committee is to set the compensation for those officers of the Company who are also directors of the Company and to act on other such matters relating to compensation as it deems appropriate, including the administration of the Company’s stock incentive plans. The Compensation Committee met four times during the year ended December 31, 2001.

      The current members of the Audit Committee are Messrs. Anantharaman, Raville and Wright, with Mr. Raville serving as the Chairman. Mr. Anantharaman became a member of the Audit Committee in June 2002, replacing Mr. Bobbitt. The function of the Audit Committee is to review the Company’s accounting, auditing, operating and reporting practices. The Audit Committee reviews the Company’s annual financial statements, changes in accounting practices, the selection and scope of the work of the Company’s independent public accountants and the adequacy of internal controls for compliance with corporate policies and directives. The Audit Committee comprised of Messrs. Bobbitt, Raville and Wright met once during the year ended December 31, 2001.

      Each director of the Company attended 75% or more of the meetings of the Board and committees on which such director served during the year ended December 31, 2001.

Executive Officers

      Executive officers of the Company are elected or appointed by the Board and hold office until their successors are elected or until their death, resignation or removal, subject to the terms of applicable employment agreements. The following table sets forth the name of each executive officer of the Company, the office held by such officer and the age, as of the Record Date, of such officer:

Name	Age	Position

Steven A. Odom	49	Chairman of the Board and Chief Executive Officer
James M. Logsdon	56	President and Chief Operating Officer
Juliet M. Reising	51	Executive Vice President, Chief Financial Officer and Secretary

      Certain additional information as of the Record Date concerning each executive officer of the Company is set forth in this Proxy Statement under the section titled “Proposal 1 — Election Of Directors.”

      There are no family relationships among any of the executive officers or directors of the Company. Except as disclosed in the applicable employment agreements discussed in the section of this Proxy Statement titled “Compensation of Directors and Executive Officers — Employment Agreements,” no arrangement or understanding exists between any executive officer and any other person pursuant to which any executive officer was selected to serve as an executive officer. To the best of the Company’s knowledge, (i) there are no material proceedings to which any executive officer of the Company is a party, or has a material interest, adverse to the Company, and (ii) there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any executive officer during the past five years.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

      The following table sets forth information regarding the beneficial ownership of Common Stock as of November 1, 2002, by (a) each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (b) each director, (c) the Chief Executive Officer of the Company and other executive officers of the Company and its subsidiaries whose salary and bonus exceeded $100,000 during the year ended December 31, 2001, and (d) all executive officers and directors of the Company as a group. All beneficial ownership information reported below is based upon publicly available information and certain additional information known to the Company.

	Common Stock
	Beneficially Owned(1)

	Number of
	Shares of	Percentage
Name of Beneficial Owner	Common Stock	of Class(2)

David H. Couchman(3)	4,836,561	6.0%
Melanie Noble-Couchman(4)	4,836,561	6.0%
Steven A. Odom‡†(5)	2,399,553	2.9%
Murali Anantharaman†(6)	1,205,200	1.5%
Juliet M. Reising‡†(7)	1,067,536	1.3%
James M. Logsdon‡†(8)	750,633	*
Amy L. Newmark†(9)	640,443	*
Joseph R. Wright, Jr.†(10)	392,759	*
Gary H. Heck†(11)	331,618	*
Stephen E. Raville†(12)	165,000	*
All executive officers and directors as a group (8 persons)(13)	6,952,742	8.1%

†	Director of the Company

‡	Officer of the Company

*	Less than 1% of the issued and outstanding shares of the Common Stock.

(1)	Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days of November 1, 2002, are treated as outstanding only when determining the amount and percentage owned by such individual or group.

(2)	In accordance with regulations of the Securities and Exchange Commission (the “SEC”), the percentage calculations are based on 80,657,544 shares of Common Stock issued and outstanding as of November 1, 2002, plus shares of Common Stock which may be acquired within 60 days of November 1, 2002, by each individual or group listed.

(3)	Includes (i) 94,759 shares of Common Stock held jointly with Melanie Noble-Couchman, Mr. Couchman’s wife; and (ii) 1,716,919 shares of Common Stock held by Ms. Nobel-Couchman, with respect to which Mr. Couchman disclaims beneficial ownership. Also includes 26,200 shares of Common Stock issuable pursuant to an option which is exercisable within 60 days of November 1, 2002. Mr. Couchman’s address is 8890 Huntcliff Trace, Atlanta, Georgia 30350.

(4)	Includes 94,759 shares of Common Stock held jointly with David H. Couchman, Ms. Nobel-Couchman’s husband. Also includes (i) 2,998,683 shares of Common Stock held by Mr. Couchman and (ii) 26,200 shares of Common Stock issuable pursuant to an option held by Mr. Couchman, which option is exercisable within 60 days of November 1, 2002, with respect to each of which Ms. Nobel-Couchman disclaims beneficial ownership. Ms. Noble-Couchman’s address is 8890 Huntcliff Trace, Atlanta, Georgia 30350.

(5)	Includes (i) 1,300 shares of Common Stock held by Mr. Odom’s wife as to which Mr. Odom may be deemed to share voting and investment power; (ii) 14,600 shares of Common Stock held by Mr. Odom’s son as to which Mr. Odom may be deemed to share voting and investment power; and (iii) 2,079,453 shares of Common Stock issuable pursuant to options or warrants exercisable within 60 days of November 1, 2002.

(6)	Represents (i) 1,179,000 shares of Common Stock held by LiveOak Equity Partners, L.P. for which Mr. Anantharaman serves as general partner; and (ii) 26,200 shares of Common Stock issuable pursuant to an option exercisable within 60 days of November 1, 2002, which option is also held by LiveOak Equity Partners, L.P.

(7)	Includes (i) 143,082 shares of Common Stock held in an account owned by Ms. Reising’s husband as to which Ms. Reising may be deemed to share voting and investment power; and (ii) 924,454 shares of Common Stock issuable pursuant to options or warrants exercisable within 60 days of November 1, 2002.

(8)	Includes 720,802 shares of Common Stock issuable pursuant to options or warrants exercisable within 60 days of November 1, 2002.

(9)	Includes 465,443 shares of Common Stock issuable pursuant to warrants exercisable within 60 days of November 1, 2002.

(10)	Includes (i) 17,500 shares of Common Stock held by Cadet, LLC, of which Mr. Wright serves as manager and in which he holds an equity interest and over which Mr. Wright may be deemed to have sole investment and voting power; and (ii) 289,147 shares of Common Stock issuable pursuant to warrants, including 17,794 shares of Common Stock issuable pursuant to warrants held by Cadet, LLC, all such warrants being exercisable within 60 days of November 1, 2002.

(11)	Includes 309,743 shares of Common Stock issuable pursuant to warrants exercisable within 60 days of November 1, 2002.

(12)	Includes (i) 60,000 shares of Common Stock issuable pursuant to options exercisable within 60 days of November 1, 2002; and (ii) 50,000 shares of Common Stock owned by the Raville 1994 Family Limited Partnership over which Mr. Raville does not have investment or voting power and over which Mr. Raville disclaims beneficial ownership.

(13)	Includes 4,875,242 shares of Common Stock issuable pursuant to options or warrants exercisable within 60 days of November 1, 2002.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

      The Company reimburses directors for out-of-pocket expenses incurred in attending Board or committee meetings. In addition, directors are eligible to receive grants of stock options under the Company’s 1999 Stock Incentive Plan, although no such grants were made in 2001.

Compensation of Executive Officers

      The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by each person who served as the Chief Executive Officer of the Company during the year ended December 31, 2001, as well as for other executive officers of the Company and its subsidiaries whose salary and bonus exceeded $100,000 during the year ended December 31, 2001 (the “Named Executive Officers”).

Summary Compensation Table

				Long-Term
				Compensation
		Annual Compensation
				Securities	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Underlying Options(#)	Compensation($)

Steven A. Odom	2001	$431,250	$225,000	—	$—
Chief Executive Officer(1)	2000	—	—	725,000	—
	1999	—	—	—	—
James M. Logsdon	2001	270,000	85,000	—	—
President and Chief Operating	2000	58,333	—	95,000	—
Officer(2)	1999	—	—	—	—
Juliet M. Reising	2001	225,000	112,500	—	—
Executive Vice President and	2000	58,333	—	50,000	—
Chief Financial Officer(3)	1999	—	—	—	—

(1)	Mr. Odom became the Chief Executive Officer of the Company in September 2000. Pursuant to the terms of Mr. Odom’s employment agreement, he received stock options in lieu of cash compensation for 2000. See the section of this Proxy Statement titled “— Employment Agreements.” Of the bonus amount earned in 2001, $112,500 was paid in the first quarter of 2002, and the remainder is accrued but unpaid.

(2)	Mr. Logsdon became the President and Chief Operating Officer of the Company in September 2000. See the section of this Proxy Statement titled “— Employment Agreements.” Of the bonus amount earned in 2001, $42,500 was paid in the first quarter of 2002, and the remainder is accrued but unpaid.

(3)	Ms. Reising became the Executive Vice President and Chief Financial Officer of the Company in September 2000. See the section of this Proxy Statement entitled “— Employment Agreements.” Of the bonus amount earned in 2001, $75,000 was paid in 2001, $25,000 was paid in shares of Common Stock in the fourth quarter of 2002, and the remainder is accrued but unpaid. Such shares had a fair market value of $25,000 at the time such shares were issued.

Option Grant Table

      The Company did not grant any options to purchase Common Stock to any of the Named Executive Officers during 2001.

Aggregated Option Exercises and Year-End Option Values

      The following table sets forth information concerning the value at December 31, 2001, of the unexercised options held by each of the Named Executive Officers. The value of unexercised options reflects the increase in market value of the Common Stock from the date of grant through December 31, 2001. No Named Executive Officer exercised any options during the year ended December 31, 2001.

	Number of Securities
	Underlying		Value of Unexercised
	Unexercisable Options		In-the-Money Options
	at Fiscal Year-End		at Fiscal Year-End(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Steven A. Odom(2)	1,765,000	1,375,000	$-0-	$-0-
James M. Logsdon(3)	676,875	481,250	-0-	-0-
Juliet M. Reising(4)	941,042	968,333	-0-	-0-

(1)	Value of the Company’s unexercised, in-the-money options based on the average of the high and low price of the Common Stock as of December 31, 2001, which was $1.34 per share.

(2)	Includes options and warrants originally issued by Cereus prior to September 29, 2000, which were converted into options or warrants to acquire an aggregate of 2,415,000 shares of Common Stock, of which options or warrants to acquire an aggregate of 1,583,750 shares of Common Stock were exercisable at December 31, 2001, and options or warrants to acquire an aggregate of 831,250 shares of Common Stock were unexercisable at December 31, 2001.

(3)	Includes options and warrants originally issued by Cereus prior to September 29, 2000, which were converted into options or warrants to acquire an aggregate of 1,063,125 shares of Common Stock, of which options or warrants to acquire an aggregate of 581,875 shares of Common Stock were exercisable at December 31, 2001, and options or warrants to acquire an aggregate of 481,250 shares of Common Stock were unexercisable at December 31, 2001.

(4)	Includes options and warrants originally issued by Cereus prior to September 29, 2000, which were converted into options or warrants to acquire an aggregate of 1,859,375 shares of Common Stock, of which options or warrants to acquire an aggregate of 891,042 shares of Common Stock were exercisable at December 31, 2001, and options or warrants to acquire an aggregate of 968,333 shares of Common Stock were unexercisable at December 31, 2001.

Employment Agreements

      On September 29, 2000, the Company entered into an Executive Employment Agreement with Mr. Odom, pursuant to which Mr. Odom has agreed to serve as the Chief Executive Officer of the Company for a term of three years. The agreement provides for: (i) a term which will be automatically renewed for an additional one-year term unless either party gives notice to the other of its intention not to so renew at least 90 days prior to the termination of the then-current term; (ii) the payment of a specified base salary and an annual bonus in the discretion of the Board; (iii) a prohibition against Mr. Odom’s disclosure of confidential information for a period of two years following termination; and (iv) continuation of Mr. Odom’s salary and benefits for the 24 months following his termination by the Company without cause or by him for “good reason.” Effective January 16, 2001, Mr. Odom’s base salary under the agreement was increased to $450,000.

      On September 29, 2000, the Company entered into an Executive Employment Agreement with Mr. Logsdon, pursuant to which Mr. Logsdon has agreed to serve as the President and Chief Operating Officer of the Company for a term of three years for a base salary at an annual rate per year of $175,000 through and including February 1, 2001, and at an annual rate per year of $225,000 thereafter. Effective January 1, 2001, Mr. Logsdon’s base salary under the agreement was increased to $270,000. The agreement provides for: (i) a term which will be automatically renewed for an additional one-year term unless either party gives notice to the other of its intention not to so renew at least 90 days prior to the termination of the then-current term; (ii) the payment of a specified base salary and an annual bonus in the discretion of the Board; (iii) a prohibition against Mr. Logsdon’s disclosure of confidential information for a period of two years following termination; and (iv) continuation of Mr. Logsdon’s salary and benefits for 24 months following his termination by the Company without cause or by him for “good reason.”

      On September 29, 2000, the Company entered into an Executive Employment Agreement with Ms. Reising, pursuant to which Ms. Reising has agreed to serve as the Executive Vice President and Chief Financial Officer of the Company for a term of three years for a base salary at an annual rate per year of $175,000 through and including March 23, 2001, and at an annual rate per year of $200,000 thereafter. Effective January 1, 2001, Ms. Reising’s base salary under the agreement was increased to $225,000. The agreement provides for: (i) a term which will be automatically renewed for an additional one-year term unless either party gives notice to the other of its intention not to so renew at least 90 days prior to the termination of the then-current term; (ii) the payment of a specified base salary and an annual bonus in the discretion of the Board; (iii) a prohibition against Ms. Reising’s disclosure of confidential information for a period of two years following termination; and (iv) continuation of Ms. Reising’s salary and benefits for the 24 months following her termination by the Company without cause or by her for “good reason.” Effective March 1, 2002, Ms. Reising’s base salary under the agreement was increased to $270,000.

Compensation Committee Interlocks and Insider Participation

      From January 1, 2001 through December 31, 2001, the Compensation Committee was comprised of non-employee directors Ms. Newmark and Mr. Heck. There were no Compensation Committee Interlocks.

      The Company has entered into Indemnification Agreements with each of its directors, including Ms. Newmark and Mr. Heck, and its non-director officers at the level of Vice President and above. These agreements were ratified by the shareholders of the Company at the Company’s annual meeting of shareholders held in 2001.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      The executive compensation program is administered by the Compensation Committee of the Board, which in 2001 consisted of non-employee directors Ms. Newmark and Mr. Heck. The executive compensation program supports the Company’s commitment to providing superior shareholder value and is designed to attract and retain high-quality executives, to encourage them to make career commitments to the Company and to accomplish the Company’s short and long-term objectives. The Compensation Committee attempts to structure a compensation program for the Company that will reward its top executives with bonuses, stock and option awards upon attainment of specified goals and objectives while striving to maintain salaries at reasonably competitive levels. The Compensation Committee reviews the compensation (including salaries, bonuses and stock options) of the Company’s officers and performs such other duties as may be delegated to it by the Board. The Compensation Committee held four meetings during the year ended December 31, 2001.

      In reviewing the compensation to be paid to the Company’s executive officers during the year ended December 31, 2001, the Compensation Committee sought to ensure that executive officers were rewarded for long-term strategic management, for increasing the Company’s value for its shareholders and for achieving internal goals.

      The key components of executive officer compensation are salary, bonuses and stock option awards. Salary is generally based on factors such as an individual officer’s level of responsibility, prior years’ compensation, comparison to compensation of other officers in the Company and compensation provided at competitive companies and companies of similar size. Bonuses and stock option awards are intended to reward exceptional performance. Benchmarks for determining base salary and bonus levels include targeted funds from operations levels, strength of the balance sheet and creation of shareholder value. Stock option awards are also intended to increase an officer’s interest in the Company’s long-term success as measured by the market and book value of the Common Stock. Stock awards may be granted under various incentive plans to officers and directors of the Company and its subsidiaries and to employees specified in such plans who have managerial or supervisory responsibilities.

      The Company entered into an Executive Employment Agreement with Mr. Odom which is described in the section of this Proxy Statement titled “Compensation of Directors and Executive Officers — Employment Agreements.” Effective January 16, 2001, Mr. Odom’s base salary under the agreement was increased to $450,000.

      Based on the policy of executive compensation and the benchmarks discussed above, the Compensation Committee awarded Mr. Odom a bonus of $225,000 for the year ended December 31, 2001.

Respectfully submitted,

AMY L. NEWMARK
GARY H. HECK

      Pursuant to the regulations of the SEC, this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

AUDIT COMMITTEE REPORT

To the Board of Directors:

      The Audit Committee consists of the following members of the Board: Messrs. Anantharaman, Raville and Wright, with Mr. Raville serving as the Chairman. Each of the members meets the independence requirements of Rule 4200(a)(15) of the NASD Listing Standards.

      The Audit Committee operates under a written charter adopted by the Board on February 24, 2000, and amended by the Board on May 7, 2002, a copy of which, as so amended, is attached hereto as Appendix A (the “Charter”). In response to the recently-enacted Federal legislation and final and proposed SEC and Nasdaq rules and regulations concerning new corporate governance standards with respect to audit committees, the Audit Committee intends to review and reassess the adequacy of the Charter and recommend to the Board for its approval proposed changes to the Charter.

      We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2001.

      We have discussed with the Company’s independent public accountants, KPMG LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

      We have received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the independent public accountants their independence.

      Based on the reviews and discussions referred to above, we recommend to the Board that the audited financial statements referred to above be included in the Annual Report for filing with the SEC.

Respectfully submitted,

STEPHEN E. RAVILLE (CHAIRMAN)
MURALI ANANTHARAMAN*
JOSEPH R. WRIGHT, JR.

*	Mr. Anantharaman was appointed to the Audit Committee in June 2002 and, therefore, did not participate in any discussions of the Audit Committee concerning the audit of the Company’s financial statements as of and for the year ended December 31, 2001.

      Pursuant to the regulations of the SEC, this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act.

PERFORMANCE GRAPH

      The following line graph compares the yearly percentage change in the cumulative total shareholder return on the Common Stock against the cumulative total shareholder return of two peer groups of companies and The Nasdaq Market Index for the five-year period ended on December 31, 2001. This line graph assumes a $100 investment on December 31, 1996, and actual increases of the market value of the Common Stock relative to an initial investment of $100. The comparisons in this table are required by the SEC and are not intended to forecast or be indicative of possible future performance of the Common Stock.

      The new peer group selected is comprised of Cisco Systems, Inc., Lucent Technologies, Inc., Nortel Network Corporation, Sonus Networks, Inc., VocalTec Communications, Ltd. and Tekelec (the “New Peer Group”). The peer group selected in the performance graph set forth in the Company’s joint proxy statement/ prospectus dated October 12, 2001, represented the published Media General Index of Business Software and Service Providers (the “Old Peer Group”). The Company has included the New Peer Group in the graph below because the businesses of the companies comprising the New Peer Group better reflect the Company’s business as currently conducted than do the businesses of the companies comprising the Old Peer Group.

	Cumulative Total Return

	12/96	12/97	12/98	12/99	12/00	12/01

VERSO TECHNOLOGIES, INC.	100.00	92.68	93.90	157.33	29.27	25.37
NASDAQ STOCK MARKET (U.S.)	100.00	122.48	172.68	320.89	193.01	153.15
NEW PEER GROUP	100.00	148.73	349.47	720.29	382.55	158.30
OLD PEER GROUP	100.00	106.60	127.04	197.44	150.85	112.58

$100 invested on 12/31/96 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.

      Pursuant to the regulations of the SEC, this performance graph is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Descriptions of the employment agreements between the Company and each of Messrs. Odom and Logsdon and Ms. Reising are set forth in the section of this Proxy Statement titled “Compensation of Directors and Executive Officers — Employment Agreements.”

      In addition, the Company entered into Indemnification Agreements with each of its directors and non-director officers at the level of Vice President and above. These agreements were ratified by the shareholders of the Company at the Company’s annual meeting of shareholders held in 2001.

      In connection with the consummation of the Company’s acquisition of Telemate on November 16, 2001, Telemate entered into a Separation Agreement (the “Mauro Agreement”) with Mr. Mauro, who served as a director of the Company from November 16, 2001, to February 19, 2002, pursuant to which Mr. Mauro’s employment as Chief Executive Officer and President of Telemate was terminated effective November 23, 2001. Pursuant to the Mauro Agreement (i) in November 2001, Telemate paid Mr. Mauro $15,769 for accrued but unused time off and $89,819 for a prorated quarterly bonus for the quarter and year ended December 2001; and (ii) Telemate has agreed to pay Mr. Mauro separation pay in the amount of $308,807 over a 12-month period and continue Mr. Mauro’s health insurance coverage for such period at the same cost that such coverage is offered to Telemate employees.

      There are no material relationships between the Company and its directors or executive officers except as previously discussed herein. In the ordinary course of business and from time to time, the Company and its affiliates and subsidiaries may do business with each other.

INDEPENDENT PUBLIC ACCOUNTANTS

      For the year ended December 31, 2001, KPMG LLP served as the Company’s independent public accountants. In addition, the Board appointed KPMG LLP as the Company’s independent public accountants for the year ending December 31, 2002. Representatives of KPMG LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Audit Fees

      For the year ended December 31, 2001, KPMG LLP, the Company’s independent public accountants, billed the Company an aggregate of $244,000 for professional services rendered for the audit of the Company’s consolidated financial statements for such period and the reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q during such period.

Financial Information Systems Design and Implementation Fees

      KPMG LLP rendered no services for financial information systems design and implementation, as described in Rule 2-01(c)(4)(ii) of Regulation S-X promulgated by the SEC under the Exchange Act, and, accordingly, billed no fees for such services.

All Other Fees

      For the year ended December 31, 2001, KPMG LLP billed $407,991 to the Company for services other than those described above. These fees primarily relate to transaction services and the preparation of federal, state and local tax returns.

Compatibility of Audit Fees

      The Audit Committee has considered the provision of non-audit services by KPMG LLP and the fees paid to them for such services and believes that the provision of such services and their fees are compatible with maintaining the independence of KPMG LLP.

Changes in Accountants

      On October 5, 2000, the Company dismissed PricewaterhouseCoopers LLP as its independent accountants. The reports of PricewaterhouseCoopers LLP on the Company’s financial statements for the years ended December 31, 1999 and 1998 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. The Audit Committee and the Board participated in and approved the decision to change independent accountants. In connection with the audits for the years ended December 31, 1999 and 1998 and through October 5, 2000, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference thereto in its report on the Company’s consolidated financial statements for such years. During the years ended December 31, 1999 and 1998 and through October 5, 2000, there were no events of the kind set forth in Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC under the Exchange Act.

      The Company engaged KPMG LLP as its independent accountants as of October 5, 2000. During the fiscal years ended December 31, 1999 and 1998 and through October 5, 2000, the Company did not consult with KPMG LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and either a written report was provided to the Company or oral advice was provided that KPMG LLP concluded was an important factor considered by the Company in reaching a decisions as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K promulgated by the SEC under the Exchange Act and its related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC under the Exchange Act).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and all persons who beneficially own more than 10% of the outstanding shares of Common Stock (“Reporting Persons”), to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. Reporting Persons are also required to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely upon a review of the copies of such forms furnished to the Company for the year ended December 31, 2001, and the information provided to the Company by Reporting Persons of the Company, no Reporting Person failed to file the forms required by Section 16(a) of the Exchange Act on a timely basis, except Ms. Reising did not file a Form 5 reporting the transfer of 56,875 shares of Common Stock to her husband’s account in October 2001 until April 2002.

ANNUAL REPORT

      A copy of the Annual Report, excluding exhibits, is enclosed with this Proxy Statement. The Annual Report is not a part of the proxy soliciting material enclosed herewith. Upon receipt of a written request, the Company will, without charge, furnish any owner of its Common Stock a copy of its Annual Report, including financial statements and the footnotes thereto. Copies of exhibits to the Annual Report are also available upon specific request and payment of a reasonable charge for reproduction. Such request should be directed to the Secretary of the Company at the address indicated on the first page of this Proxy Statement.

OTHER MATTERS

      Management knows of no matters which will be presented for consideration at the Meeting other than those stated in the Notice of Annual Meeting of Shareholders which accompanied this Proxy Statement. However, if any other matters do properly come before the Meeting, the person or persons named in the accompanying proxy form will vote the proxy in accordance with their best judgment regarding such matters.

Such person or persons will also vote the proxy in accordance with their best judgment on matters incident to the conduct of the Meeting, including any decisions to adjourn the Meeting.

SHAREHOLDER PROPOSALS

      Any and all shareholder proposals for inclusion in the proxy materials for the Company’s annual meeting of shareholders to be held in 2003 must comply with the rules and regulations promulgated under the Exchange Act and must be received by the Company, at its offices located at 400 Galleria Parkway, Suite 300, Atlanta, Georgia 30339, not later than March 1, 2003. Proposals should be addressed to the Company’s Secretary.

      Whether or not you plan to attend the Meeting, you are urged to complete, date and sign the accompanying form of proxy and return it promptly to the Company in the enclosed postage-paid envelope. Shareholders who attend the Meeting may vote their shares personally even though they have sent in their proxies.

By Order of the Board of Directors,

STEVEN A. ODOM
Chairman of the Board and
Chief Executive Officer

Atlanta, Georgia

November 7, 2002

APPENDIX A

VERSO TECHNOLOGIES, INC.

AUDIT COMMITTEE CHARTER

Organization

      There shall be a committee of the board of directors of Verso Technologies, Inc. (the “Company”) to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

Statement of Policy

      The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing, the audit committee shall seek to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the Company.

Responsibilities

      In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible in order to better react to changing conditions and to better evaluate the corporate accounting and reporting practices of the Company.

      In carrying out these responsibilities, the audit committee shall:

•	Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries.

•	Receive from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard 1, actively engage in a dialogue with the independent auditors with respect to any disclosed relationship or services that may impact the objectivity and independence of the independent auditors, and recommend to the board of directors, if necessary, that the full board of directors take appropriate action to oversee the independence of the independent auditors.

•	Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

•	Review with the independent auditors, the Company’s internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review the Company’s policy statements to determine their adherence to the code of conduct.

•	Review the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

•	Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

A-1

•	Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

•	Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

•	Review accounting and financial human resources and succession planning within the Company.

•	Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

      Notwithstanding the foregoing, it is not the responsibility of the audit committee, however, to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This responsibility rests with management and the independent auditors. Furthermore, it is not the duty of the audit committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations.

A-2

VERSO TECHNOLOGIES, INC.
400 Galleria Parkway, Suite 300
Atlanta, Georgia 30339

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 5, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF VERSO TECHNOLOGIES, INC.

     The undersigned holder of shares of common stock, par value $0.01 per share (the “Common Stock”), of VERSO TECHNOLOGIES, INC., a Minnesota corporation (the “Company”), hereby appoints Steven A. Odom and Juliet M. Reising, and each of them, with full power of substitution, proxies to vote the shares of Common Stock which the undersigned could vote if personally present at the Annual Meeting of Shareholders of the Company, to be held at 9:00 a.m., local time, on Thursday, December 5, 2002, at The Georgian Club, located at 100 Galleria Parkway, Atlanta, Georgia 30339, and any adjournment or postponement thereof (the “Meeting”).

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THEN THIS PROXY WILL BE VOTED IN FAVOR OF (FOR) ITEMS 1 AND 2.

1.	To elect a board of eight directors to serve until the Company’s next annual meeting of shareholders and until their successors are elected and qualified.

☐	FOR all nominees (except as marked below)	☐	WITHHOLD authority to vote for all nominees

	Murali Anantharaman		Steven A. Odom
	Gary H. Heck		Stephen E. Raville
	James M. Logsdon		Juliet M. Reising
	Amy L. Newmark		Joseph R. Wright, Jr.

INSTRUCTIONS:	To withhold authority to vote for any nominee, enter the name of such nominee in the space provided below:

2.          To transact such other business as may properly come before the Meeting.

☐	FOR	☐	AGAINST	☐	ABSTAIN

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED FOR THE PROPOSALS ABOVE.

Receipt of the Company’s Proxy Statement dated November 7, 2002, is hereby acknowledged.

Signature

Signature if jointly held

Dated:	, 2002

Please date and sign as name appears hereon. When signing as executor, administrator, trustee, guardian or attorney, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized corporate officer. If a partnership, please sign in partnership name by authorized person. Joint owners should each sign.